Exhibit 10.12
AMENDMENT NO. 1 TO
THE ZOOMINFO TECHNOLOGIES INC.
2020 EMPLOYEE STOCK PURCHASE PLAN

    This Amendment (this “Amendment”) to the ZoomInfo Technologies Inc. 2020 Employee Stock Purchase Plan (the “Plan”), is effective as of February 16, 2023 (the “Effective Date”).

1.Section 5(h) of the Plan shall be deleted in its entirety and replaced with the following:

“(h) Participation During Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect to: (i) withdraw the balance in such Participant’s account pursuant to Section 8; (ii) discontinue Contributions to the Plan but remain a Participant in the Plan; or (iii) remain a Participant in the Plan during such leave of absence, authorizing Contributions to be made from (and to the extent of) payments by the Company or a Subsidiary or Affiliate to the Participant during such leave of absence.”

2.Except as modified by this Amendment, all of the terms and provisions of the Plan shall continue in full force and effect.
    IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed effective as of the Effective Date.

                        ZoomInfo Technologies Inc.

                        By: /s/ Anthony Stark
                        Name: Anthony Stark
                        Title: General Counsel and Corporate Secretary